    As filed with the Securities and Exchange Commission on August 2, 2001 Post-Effective Amendment No. 2 to Registration Statement No. 333-40880 File No.
                                                                      333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------
                                   Form S-3
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

                               ----------------
                     General Electric Capital Corporation
            (Exact name of registrant as specified in its charter)
               Delaware                              13-1500700
       (State of incorporation)            (I.R.S. Employer Identification
                                                       Number)

                              260 Long Ridge Road
                          Stamford, Connecticut 06927
                                (203) 357-4000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               ----------------
                               DAVID P. RUSSELL
             Counsel--Treasury Operations and Assistant Secretary
                              260 Long Ridge Road
                          Stamford, Connecticut 06927
                                (203) 357-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ----------------
       Approximate date of commencement of proposed sale to the public:
  From time to time after the effective date of this Registration Statement as determined by market conditions.
                               ----------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the
following box.                                                              [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, please check the following box.                [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.                     [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                      [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.                                             [X]
                               ----------------
                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                  Proposed maximum
                                                      aggregate      Amount of
             Title of each class of                   offering      registration
          securities to be registered             price(1)(2)(3)(4)    fee(5)
--------------------------------------------------------------------------------
Debt Securities, Debt Warrants, Preferred Stock,
 Guarantees, Letters of Credit and Promissory
 Notes or Loan Obligations.....................      $15 billion     $3,750,000

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Or, if any Debt Securities are issued (i) with an initial offering price denominated in a foreign currency or a unit of two or more currencies, such amount as shall result in an aggregate initial offering price equivalent to $15 billion or (ii) at an original issue discount, such greater amount as shall result in an aggregate initial offering price of $15 billion.
(2) Estimated solely for the purpose of determining the registration fee.
(3) Warrants may be offered and sold entitling the holder to purchase any of the Debt Securities. Pursuant to Rule 457(g), no registration fee is attributable to the Warrants registered hereby.
(4) Includes interests in the Guarantees, Letter of Credit Obligations and Notes or Loan Obligations offered from time to time to securityholders referred to herein.
(5) Pursuant to Rule 429 of the Securities Act of 1933, the amount of registration fees does not include $3,062,559 previously paid to the Commission relating to $11,600,600,650 aggregate principal amount of debt securities, warrants and preferred stock previously registered pursuant to Registration Statement No. 333-40880, which remained unissued as of the close of business on August 2, 2001 and which are also covered by the prospectus included in this Registration Statement.
                               ----------------
  Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement will also be used in connection with the issuance of debt securities and warrants registered pursuant to Registration Statement No. 333-40880 previously filed by the Registrant on
Form S-3 and declared effective on September 5, 2000.
  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this
Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission relating to these securities is effective. +
+This prospectus is not an offer to sell these securities and it is not        +
+soliciting an offer to buy these securities in any state where the offer or   +
+sale is not permitted.                                                        +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             Subject to Completion

PROSPECTUS

                      General Electric Capital Corporation

                                Debt Securities
                      Warrants to Purchase Debt Securities
                                Preferred Stock
    Guarantees, Letters of Credit and Promissory Notes or Loan Obligations,
                          Including Interests Therein


  General Electric Capital Corporation may offer from time to time:

  .  senior, unsecured debt securities,

  .  warrants to purchase any of the debt securities,

  . variable cumulative preferred stock, par value $100 per share, which may be issued in the form of depositary shares evidenced by depositary receipts,

  . preferred stock, par value $.01 per share, which may be issued in the form of depositary shares evidenced by depositary receipts and

  . senior, unsecured guarantees, direct-pay letters of credit and indebtedness evidenced by promissory notes or loan obligations, including in each case interests therein.

  We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

                                  -----------

  These securities have not been approved by the SEC or any State securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                  -----------

August  , 2001

  You should rely only on the information incorporated by reference or provided in this prospectus and the prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front of the document.

  References in this prospectus to "GECC", "we", "us" and "our" are to General Electric Capital Corporation.

                               ----------------

                            WHERE YOU CAN GET MORE
                              INFORMATION ON GECC

  GECC files annual, quarterly and current reports with the SEC. You may obtain any document we file with the SEC at the SEC's Public Reference Rooms in Washington, D.C., Chicago, Illinois and New York, New York. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also accessible through the Internet at the SEC's Web site at http://www.sec.gov.

  The SEC allows us to "incorporate by reference" into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

  (i) GECC's Annual Report on Form 10-K for the year ended December 31, 2000;

  (ii) GECC's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001; and

  (iii) GECC's Current Report on Form 8-K dated as of July 2, 2001.


  You may request a copy of these filings at no cost. Requests should be directed to David P. Russell, Counsel--Treasury Operations and Assistant Secretary, General Electric Capital Corporation, 260 Long Ridge Road, Stamford, Connecticut 06927, Telephone No. (203) 357-4000.

                                  THE COMPANY

  General Electric Capital Corporation was incorporated in 1943 in the State of New York, under the provisions of the New York Banking Law relating to investment companies, as successor to General Electric Contracts Corporation, which was formed in 1932. Until November 1987, our name was General Electric Credit Corporation. On July 2, 2001, General Electric Capital Corporation was reincorporated and changed its domicile from the State of New York to the State of Delaware. All of our outstanding common stock is owned by General Electric Capital Services, Inc. ("GE Capital Services") formerly General Electric Financial Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by General Electric Company ("GE Company"). Our business originally related principally to financing the distribution and sale of consumer and other products of GE Company. Currently, however, the types and brands of products we finance and the services we offer are significantly more diversified. Very few of the products we finance are manufactured by GE Company.

  We operate in five operating segments: consumer services, equipment management, mid-market financing, specialized financing and specialty insurance. Our operations are subject to a variety of regulations in their respective jurisdictions.

  We offer our services primarily throughout the United States, Canada, Europe and the Pacific Basin. GECC's principal executive offices are located at 260 Long Ridge Road, Stamford, Connecticut 06927 (telephone number (203) 357-
4000). At December 31, 2000, GECC employed approximately 90,200 persons.

Consolidated Ratio of Earnings to Fixed Charges

                   Year Ended December 31,
           -------------------------------------------------------        Six Months Ended
           1996       1997         1998         1999         2000          June 30, 2001
           ----       ----         ----         ----         ----         ----------------
           1.53       1.48         1.50         1.60         1.52               1.60

Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock
Dividends

                   Year Ended December 31,
           -------------------------------------------------------        Six Months Ended
           1996       1997         1998         1999         2000          June 30, 2001
           ----       ----         ----         ----         ----         ----------------
           1.51       1.46         1.48         1.58         1.50               1.58

  For purposes of computing the consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends, earnings consist of net earnings adjusted for the provision for income taxes, minority interest, interest capitalized (net of amortization) and fixed charges. Fixed charges consist of interest on all indebtedness and one-third of rentals, which we believe is a reasonable approximation of the interest factor of such rentals.

                                USE OF PROCEEDS

  Unless otherwise specified in the prospectus supplement accompanying this prospectus, we will add the net proceeds from the sale of the securities to which this prospectus and the prospectus supplement relate to our general funds which we will use for financing our operations. We can conduct additional financings at any time.

                             PLAN OF DISTRIBUTION

  We may sell our securities through agents, underwriters, dealers or directly to purchasers.

  We may designate agents to solicit offers to purchase our securities.

  . We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in our prospectus supplement.

  . Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

  . Our agents may be deemed to be underwriters under the Securities Act of 1933 of any of our securities that they offer or sell.

  We may use an underwriter or underwriters in the offer or sale of our securities.

  . If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.

  . We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in our prospectus supplement.

  . The underwriters will use our prospectus supplement to sell our securities.

  We may use a dealer to sell our securities.

  . If we use a dealer, we, as principal, will sell our securities to the dealer.

  . The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

  . We will include the name of the dealer and the terms of our transactions with the dealer in our prospectus supplement.

  We may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.

  We may indemnify agents, underwriters, and dealers against certain liabilities, including liabilities under the Securities Act of 1933. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

  We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

  . If we used delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

  . These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

  . We will indicate in our prospectus supplement, the commission that underwriters and agents soliciting purchases of our securities under delayed contracts will be entitled to receive.

  Unless otherwise provided in the prospectus supplement accompanying this prospectus, neither the support obligations nor the interests therein will be offered or sold separately from the underlying securities to which they relate. The underlying securities will be offered and sold under a separate offering document.

  GECC Capital Markets Group, Inc. is one of GECC's subsidiaries and may participate in offerings of our securities. As a result, we will conduct any offering of securities in which GECC Capital Markets Group, Inc. participates in compliance with the applicable provisions of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. Under this rule, no underwriter or dealer may confirm sales of securities to accounts over which they exercise discretionary authority.

                              SECURITIES OFFERED

  Using this prospectus, we may offer debt securities, variable cumulative preferred stock, preferred stock, and warrants to purchase debt securities. In addition, we may issue guarantees, direct-pay letters of credit and indebtedness evidenced by promissory notes or loan obligations, including interests therein. We registered these securities with the SEC using a "shelf" registration statement. This "shelf" registration statement allows us to offer any combination of these securities. Each time we offer securities, we must provide a prospectus supplement that describes the specific terms of the securities. The prospectus supplement may also provide new information or update the information in the prospectus.

                        DESCRIPTION OF DEBT SECURITIES

General

  The description below of the general terms of the debt securities will be supplemented by the more specific terms in the prospectus supplement.

  We will issue the debt securities under one or more separate indentures between us and a banking institution organized under the laws of the United States or a state (each a "Trustee"). None of the indentures limits the amount of debt securities or other unsecured, senior debt which we may issue.

  In addition to the following description of the debt securities, you should refer to the detailed provisions of each indenture, copies of which are filed as exhibits to the registration statement.

  The prospectus supplement will specify the following terms of such issue of debt securities:

  . the designation, the aggregate principal amount and the authorized denominations if other than $1,000 and integral multiples of $1,000;

  . the percentage of their principal amount at which the debt securities will be issued;

  .  the date or dates on which the debt securities will mature;

  . the currency, currencies or currency units in which we will make payments on the debt securities;

  . the rate or rates at which the debt securities will bear interest, if any, or the method of determination of such rate or rates;

  . the date or dates from which such interest, if any, shall accrue, the dates on which such interest, if any, will be payable and the method of determining holders to whom interest shall be payable;

  . the prices, if any, at which, and the dates at or after which, we may or must repay, repurchase or redeem the debt securities;

  .  the exchanges, if any, on which the debt securities may be listed;

  . the trustee under the indenture pursuant to which the debt securities are to be issued. (Sections 2.02 and 2.02A. section references refer to the sections in the applicable indenture.); and

  . any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

  Unless otherwise specified in the prospectus supplement, we will compute interest payments on the basis of a 360-day year consisting of twelve 30-day months. (Section 2.10.)

  The debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of GECC.

  Some of the debt securities may be issued as discounted debt securities to be sold at a substantial discount below their stated principal amount. The prospectus supplement will contain any Federal income tax consequences and other special considerations applicable to discounted debt securities.

  The indentures do not contain any provisions that limit:

  .  our ability to incur indebtedness, or

  . provide protection in the event GE Company, as sole indirect stockholder of GECC, causes GECC to engage in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

Payment and Transfer

  We will issue debt securities only as registered securities, which means that the name of the holder will be entered in a register which will be kept by the Trustee or another agent of GECC. Unless we state otherwise in a prospectus supplement, we will make principal and interest payments at the office of the paying agent or agents we name in the prospectus supplement or by mailing a check to you at the address we have for you in the register.

  Unless we describe other procedures in a prospectus supplement, you will be able to transfer registered debt securities at the office of the transfer agent or agents we name in the prospectus supplement. You may also exchange registered debt securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations.

  Neither GECC nor the Trustee will impose any service charge for any transfer or exchange of a debt security, however, we may ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities.

Global Notes, Delivery and Form

  Unless otherwise specified in the prospectus supplement accompanying this prospectus, the debt securities will be issued in the form of one or more fully registered Global Notes that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depository") and registered in the name of the Depository's nominee. The Depository currently limits the maximum denomination of any single Global Note to $500,000,000. Global Notes are not exchangeable for definitive Note certificates except in the specific circumstances described below. For purposes of this Prospectus, "Global Note" refers to the Global Note or Global Notes representing an entire issue of debt securities.

  Except as set forth below, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

The Depository has advised us as follows:

  .  The Depository is

    . a limited purpose trust company organized under the laws of the State of New York

    . a "banking organization" within the meaning of the New York banking law

    .  a member of the Federal Reserve System

    . a "clearing corporation" within the meaning of the New York Uniform Commercial Code

    . a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934;

  . The Depository was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book entry changes in accounts of its participants, eliminating the need for physical movements of securities certificates;

  . The Depository participants include securities brokers and dealers, banks, trust companies, clearing corporations and others, some of whom own the Depository;

  . Access to the Depository book-entry system is also available to others that clear through or maintain a custodial relationship with a participant, either directly or indirectly;

  . Where we issue a Global Note in connection with the sale thereof to an underwriter or underwriters, the Depository will immediately credit the accounts of participants designated by such underwriter or underwriters with the principal amount of the debt securities purchased by such underwriter or underwriters; and

  . ownership of beneficial interests in a Global Note and the transfers of ownership will be effected only through records maintained by the Depository (with respect to participants), by the participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners). The laws of some states require that certain purchasers of securities take physical delivery in definitive form of securities they purchase. These laws may limit your ability to transfer beneficial interests in a Global Note.

  So long as a nominee of the Depository is the registered owner of a Global Note, such nominee for all purposes will be considered the sole owner or holder of such debt securities under the indenture. Except as provided below, you will not be entitled to have debt securities registered in your name, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owners or holders thereof under the indenture.

  Neither GECC, the Trustee, any paying agent nor any registrar of the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  We will make payment of principal of, and interest on, debt securities represented by a Global Note to the Depository or its nominee, as the case may be, as the registered owner and holder of the Global Note representing those debt securities. The Depository has advised us that upon receipt of any payment of principal of, or interest on, a Global Note, the Depository will immediately credit accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of that Global Note, as shown in the records of the Depository. Standing instructions and customary practices will govern payments by participants to owners of beneficial interests in a Global Note held through those participants, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Those payments will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

  Neither we, the Trustee nor any of our respective agents will be responsible for any aspect of the records of the Depository, any nominee or any participant relating to, or payments made on account of, beneficial interests in a Global Note or for maintaining, supervising or reviewing any of the records of the Depository, any nominee or any participant relating to those beneficial interests.

  As described above, we will issue debt securities in definitive form in exchange for a Global Note only in the following situations:

  . if the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by us within 90 days, or

  .  if we choose to issue definitive debt securities.

In either instance, an owner of a beneficial interest in a Global Note will be entitled to have debt securities equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of debt securities in definitive form. Debt securities in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons. We will maintain in the Borough of Manhattan, The City of New York, one or more offices or agencies where debt securities may be presented for payment and may be transferred or exchanged. You will not be charged a fee for any transfer or exchange of such debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Same-Day Settlement in Respect of Global Notes

  Global Notes held by the Depository will trade in the Depository's Same-Day Funds Settlement System until maturity and secondary market trading activity in the debt securities will settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on the trading activity in the debt securities.

Modification of the Indentures

  In general, our rights and obligations and the rights of the holders under the indentures may be modified if the holders of not less than 2/3rds in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to it. However, Section 10.02 of each indenture provides that, unless each affected holder agrees, we cannot

  .  make any adverse change to any payment term of a debt security such as

    .  extending the maturity date

    . extending the date on which we have to pay interest or make a sinking fund payment

    .  reducing the interest rate

    .  reducing the amount of principal we have to repay

    . changing the currency in which we have to make any payment of principal premium or interest

    . modifying any redemption or repurchase right to the detriment of the holder

    .  impairing any right of a holder to bring suit for payment

    . reduce the percentage of the aggregate principal amount of debt securities needed to make any amendment to the indenture or to waive any covenant or default

    .  waive any past payment default

    .  make any change to Section 10.02.

  However, if we and the Trustee agree, we can amend the indentures without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder.

Events of Default

  Each indenture defines an Event of Default with respect to any series of debt securities as any of the following:

  . default in any payment of principal or premium, if any, on any debt security of such series;

  . default for 30 days in payment of any interest, if any, on any debt security of such series;

  . default in the making or satisfaction of any sinking fund payment or analogous obligation on the debt securities of such series;

  . default for 60 days after written notice to GECC in performance of any other covenant in respect of the debt securities of such series contained in such indenture;

  . a default, as defined, with respect to any other series of debt securities outstanding under the relevant Indenture or as defined in any other indenture or instrument evidencing or under which GECC has outstanding any indebtedness for borrowed money, as a result of which such other series or such other indebtedness of GECC shall have been accelerated and such acceleration shall not have been annulled within 10 days after written notice thereof (provided, that the resulting Event of Default with respect to such series of debt securities may be remedied, cured or waived by the remedying, curing or waiving of such other default under such other series or such other indebtedness); or

  .  certain events in bankruptcy, insolvency or reorganization. (Section
     6.01.)

  Each indenture requires us to deliver to the Trustee annually a written statement as to the presence or absence of certain defaults under the terms thereof. (Section 4.06.) An Event of Default under one series of debt securities does not necessarily constitute an Event of Default under any other series of debt securities. Each Indenture provides that the Trustee may withhold notice to the holders of any series of debt securities issued thereunder of any default if the Trustee considers it in the interest of such Noteholders to do so provided the Trustee may not withhold notice of default in the payment of principal, premium, if any, or interest, if any, on any of the debt securities of such series or in the making of any sinking fund instalment or analogous obligation with respect to such series. (Section 6.08).

  Each indenture provides that if an Event of Default occurs and is continuing with respect to any series of debt securities, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the principal, or in the case of discounted debt securities, a portion of the principal amount, of all such debt securities to be due and payable immediately. Under certain conditions such declaration may be annulled by the holders of a majority in principal amount of such debt securities then outstanding. The holders of a majority in principal amount of such debt securities then outstanding may also waive on behalf of all holders past defaults with respect to a particular series of debt securities except, unless previously cured, a default in payment of principal, premium, if any, or interest, if any, on any of the debt securities of such series, or the payment of any sinking fund instalment or analogous obligation on the debt securities of such series (Sections 6.01 and 6.07).

  Other than the duties of a trustee during a default, the Trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities of any series issued thereunder unless such holders shall have offered to the Trustee reasonable indemnity. (Sections 7.01 and 7.02). Subject to such indemnification provision, each indenture provides that the holders of a majority in principal amount of the debt securities of any series issued thereunder at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee thereunder, or exercising any trust or power conferred on such Trustee with respect to the debt securities of such series. However, the Trustee may decline to act if it has not been offered reasonable indemnity or if it determines that the proceedings so directed would be illegal or involve it in any personal liability. (Section 6.07).

Concerning the Trustee

  The Chase Manhattan Bank, as successor to The Bank of New York, acts as Trustee under (i) an Amended and Restated Indenture with us dated as of February 27, 1997, as supplemented by a Supplemental Indenture with us dated as of May 3, 1999 and a Second Supplemental Indenture with us dated as of July 2, 2001, (ii) an Amended and Restated Indenture with us dated as of February 28, 1997, as supplemented by a First Supplemental Indenture with us dated as of July 2, 2001, and (iii) an indenture with us dated as of October 1, 1991, as amended and supplemented. The Chase Manhattan Bank also acts as Trustee under certain other indentures with us. A number of our series of senior, unsecured notes are presently outstanding under each of such indentures. Debt securities may be issued under either of the indentures referred to in clauses
(i) and (ii) above.

  We will describe in the prospectus supplement, any material business and other relationships (including additional trusteeships), other than the trusteeships under the Indentures, between, on the one hand, GECC, GE Company and other affiliates of GE Company and, on the other hand, each Trustee under any indenture.

                            DESCRIPTION OF WARRANTS

General

  We may issue warrants to purchase debt securities either alone or together with debt securities. In addition to this summary, you should refer to the detailed provisions of the specific warrant agreement for complete terms of the warrants and the warrant agreement. Each warrant agreement will be between GECC and a banking institution organized under the laws of the United States or a state. A form of warrant agreement was filed as an exhibit to the Registration Statement.

  The warrants will be evidenced by warrant certificates. Unless otherwise specified in the prospectus supplement, the warrant certificates may be traded separately from the debt securities, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant does not have any of the rights of a debtholder and is not entitled to any payments on, any debt securities issuable upon exercise of the warrants.

  We may issue warrants in one or more series. The prospectus supplement accompanying this prospectus relating to the particular series of warrants, will contain terms of the warrants, including:

  .  the title and the aggregate number of warrants;

  .  the debt securities for which each warrant is exercisable;

  .  the date or dates on which such warrants will expire;

  .  the price or prices at which such warrants are exercisable;

  .  the currency or currencies in which such warrants are exercisable;

  . the periods during which and places at which such warrants are exercisable;

  .  the terms of any mandatory or optional call provisions;

  . the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

  .  the identity of the warrant agent; and

  .  the exchanges, if any, on which such warrants may be listed.

Exercise of Warrants

  You may exercise warrants by payment to our warrant agent of the exercise price, in each case in such currency or currencies as are specified in the warrant, and giving your identity and the number of warrants to be exercised. Once you pay our warrant agent and deliver the properly completed and executed warrant certificate to our warrant agent at the specified office, our warrant agent will, as soon as practicable, forward notes to you in authorized denominations. If you exercise less than all of the warrants evidenced by your warrant certificate, you will be issued a new warrant certificate for the remaining amount of warrants.

                      DESCRIPTION OF THE PREFERRED STOCK

General

  Our Board of Directors has authorized the issuance of preferred stock. The terms of the preferred stock will be stated and expressed in a resolution or resolutions to be adopted by our Board of Directors (or any duly authorized committee of the Board of Directors) consistent with our restated organization certificate. The preferred stock, when issued and sold, will be fully paid and non-assessable and will have no pre-emptive rights.

  As of the date of this prospectus, our capital stock as authorized by our sole common stockholder consists of:

  .  3,866,000 shares of Common Stock, par value of $.01 per share,

  . 33,000 shares of Variable Cumulative Preferred Stock, par value $100 per share, and

  .  750,000 shares of Preferred Stock, par value $.01 per share.

  In order to distinguish between our two classes of preferred stock, we will refer to the first class of our preferred stock as "Variable Cumulative Preferred Stock" and to the second class as our "second class of preferred stock". When we refer to both classes we use the phrase "preferred stock". 3,837,825 shares of Common Stock and 26,000 shares of Variable Cumulative Preferred Stock are presently outstanding. There are no shares of our second class of preferred stock currently outstanding. Each Series of Variable Cumulative Preferred Stock ranks equally with each other Series of Variable Cumulative Preferred Stock as to dividend and liquidation preference.

  We will describe the particular terms of any series of preferred stock being offered by use of this prospectus in the prospectus supplement relating to that series of preferred stock. Those terms may include:

  .  the designation, number of shares and stated value per share;

  .  the amount of liquidation preference;

  . the initial public offering price at which shares of such series of preferred stock will be sold;

  .  the dividend rate or rates (or method of determining the dividend rate);

  . the dates on which dividends shall be payable, the date from which dividends shall accrue and the record dates for determining the holders entitled to such dividends;

  .  any redemption or sinking fund provisions;

  .  any voting rights;

  .  any conversion or exchange provisions;

  . any provisions to issue the shares of such series as depositary shares evidenced by depositary receipts; and

  . any additional dividend, redemption, liquidation or other preferences or rights and qualifications, limitations or restrictions thereof.

  If the terms of any series of preferred stock being offered differ from the terms set forth below, we will also disclose those terms in the prospectus supplement relating to that series of preferred stock. In addition to this summary, you should refer to our organization certificate for the complete terms of preferred stock being offered.

  We will specify the transfer agent, registrar, dividend disbursing agent and redemption agent for each series of preferred stock in the prospectus supplement relating to that series.

Dividend Rights

  If you purchase preferred stock being offered of this prospectus, you will be entitled to receive, when, and as declared by our board of directors, cash or other dividends at the rates, or as determined by the method described in, and on the dates set forth in, the prospectus supplement. Dividend rates may be fixed or variable or both. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. We will pay each dividend to the holders of record as they appear on our stock books on record dates determined by the board of directors. Dividends on any series of the preferred stock may be cumulative or noncumulative, as specified in the prospectus supplement. If the board of directors fails to declare a dividend on any series of preferred stock for which dividends are noncumulative, then your right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not we declare dividends for any future dividend period. Dividends on the shares of preferred stock will accrue from the date on which we initially issue such series of preferred stock or as otherwise set forth in the prospectus supplement relating to such series. The prospectus supplement relating to a series of preferred stock will describe any adjustments to be made, if any, to the dividend rate in the event of certain amendments to the Internal Revenue Code of 1986, as amended, with respect to the dividends-received deduction.

  In particular, the dividend payment dates on the Variable Cumulative Preferred Stock will be the last day of each dividend period, regardless of its length, and, in the case of dividend periods of more than 99 days, on the following additional dates:

  .  if such Dividend Period is from 100 to 190 days, on the 91st day;

  . if such Dividend Period is from 191 to 281 days, on the 91st and 182nd days;

  . if such Dividend Period is from 282 to 364 days, on the 91st, 182nd and 273rd days; and

  . if such Dividend Period is from two to 30 years, on January 15, April 15, July 15 and October 15 of each year.

  In the event a dividend payment date falls on a day that is not a business day, then the dividend payment date shall be the business day next succeeding such date. After the initial dividend period, each subsequent dividend period will begin on a dividend payment date and will end 49 days later. However, we may elect subsequent dividend periods that are longer than 49 days. We will notify you of any such election and follow the procedures that will be set forth in a prospectus supplement for the series of Variable Cumulative Preferred Stock. After the initial dividend period, the dividend rates on the Variable Cumulative Preferred Stock will be determined pursuant to an auction method, subject to any maximum or minimum interest rate, which will be described in the prospectus supplement relating to such series of Variable Cumulative Preferred Stock.

  The dividend payment dates and the dividend periods with respect to our second class of preferred stock will be described in the prospectus supplement relating to such series of our second class of preferred stock.

  We may not declare any dividends on any shares of common stock, or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of any shares of common stock or make any distribution in respect thereof, whether in cash or property or in obligations or our stock, other than common stock unless

  . full cumulative dividends shall have been paid or declared and set apart for payment on all outstanding shares of preferred stock and other classes and series of our preferred stock and

  . we are not in default or in arrears with respect to any sinking or other analogous fund or other agreement for the purchase, redemption or other retirement of any shares of our preferred stock.

  In the event we have outstanding shares of more than one series of our preferred stock ranking equally as to dividends and dividends on one or more of such series of preferred stock are in arrears, we are required to make dividend payments ratably on all outstanding shares of such preferred stock in proportion to the respective amounts of dividends in arrears on all such preferred stock to the date of such dividend payment. You will not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on shares of the preferred stock you own. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

Liquidation Rights

  In the event of our liquidation, either voluntary or involuntary, dissolution or winding-up, we will be required to pay the liquidation preference specified in the prospectus supplement relating to those shares of preferred stock, plus accrued and unpaid dividends, before we make any payments to holders of our common stock or any other class of our stock ranking junior to that preferred stock. If we do not have sufficient assets to pay the liquidation preference, plus accrued and unpaid dividends, on all classes of preferred stock that rank equally upon liquidation, we will pay holders of the preferred stock proportionately based on the full amount to which they are entitled. Other than their claims to the liquidation preference and accrued and unpaid dividends, holders of preferred stock will have no claim to any of our other remaining assets. Neither the sale of all or substantially all our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding-up of our business or affairs, if that transaction does not impair the voting power, preferences or special rights of the holders of shares of preferred stock.

Voting Rights

  Holders of our common stock are entitled to one vote per share on all matters which arise at any meeting of shareholders. Holders of preferred stock being offered by this prospectus will not be entitled to vote, except as set forth below, in a prospectus supplement or as otherwise required by law.

  The holders of Variable Cumulative Preferred Stock are not entitled to vote except as required by law or as set forth in a prospectus supplement. However, we may not alter any of the preferences, privileges, voting powers or other restrictions or qualifications of a series of Variable Cumulative Preferred Stock in a manner substantially prejudicial to the holders thereof without the consent of the holders of at least two-thirds of the total number of shares of such series.

  With respect to our second class of preferred stock, in the event that six quarterly dividends (whether or not consecutive) payable on any series of our second class of preferred stock shall be in arrears, the holders of each series of our second class of preferred stock, voting separately as a class with all other holders of preferred stock with equal voting rights, shall be entitled at our next annual meeting of stockholders (and at each subsequent annual meeting of stockholders), to vote for the election of two of our directors, with the remaining directors to be elected by the holders of shares of any other class or classes or series of stock entitled to vote therefor. Until the arrears in payments of all dividends which permitted the election of such directors shall cease to exist, any director who has been so elected may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the preferred stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. The holders of shares of our second class of preferred stock shall no longer be entitled to vote for directors once the past due dividends have all been paid unless dividends later become in arrears again. Once the past due dividends have all been paid, then the directors elected by the preferred stockholders will no longer be directors.

  We may not take certain actions without the consent of at least 2/3rds of the shares of our second class of preferred stock, voting together as a single class without regard to series. We need such 2/3rds consent to:

  . create any class or series of stock with preference as to dividends or distributions of assets over any outstanding series of our second class of preferred stock (other than a series which has no right to object to such creation) or

  . alter or change the provisions of our organization certificate so as to adversely affect the voting power, preferences or special rights of the holders of shares of our second class of preferred stock; provided, however, that if such creation or such alteration or change would adversely affect the voting power, preferences or special rights of one or more, but not all, series of our second class of preferred stock at the time outstanding, consent of the holders of shares entitled to cast at least 2/3rds of the votes entitled to be cast by the holders of all of the shares of all such series so affected, voting as a class, shall be required in lieu of the consent of all holders of 2/3rds of our second class of preferred stock at the time outstanding.

  The prospectus supplement relating to a series of preferred stock will further describe the voting rights, if any, including the number of or proportional votes per share.

Redemption

  The applicable prospectus supplement will indicate whether the series of preferred stock being offered is subject to redemption, in whole or in part, whether at our option or mandatorily or otherwise and whether or not pursuant to a sinking fund. The redemption provisions that may apply to a series of preferred stock being offered, including the redemption dates and the redemption prices for that series will be set forth in the prospectus supplement.

  If we fail to pay dividends on any series of preferred stock we may not redeem that series in part and we may not purchase or otherwise acquire any shares of such series other than by a purchase or exchange offer made on the same terms to holders of all outstanding shares of such series.

  We may redeem the shares of any series of Variable Cumulative Preferred Stock out of legally available funds therefore, as a whole or from time to time in part:

  . on the last day of any dividend period at a redemption price of $100,000 per share, plus accumulated and unpaid dividends to the date fixed for redemption and

  . in the case of shares of Variable Cumulative Preferred Stock with a dividend period equal to or more than two years, on any dividend payment date for such shares at redemption prices (but not less than $100,000 per share) determined by us prior to the commencement of such dividend period plus accumulated and unpaid dividends to the date set forth for redemption.

Conversion Rights

  No series of preferred stock will be convertible into our common stock.

           DESCRIPTION OF SUPPORT OBLIGATIONS AND INTERESTS THEREIN

General

  Support obligations may include guarantees, letters of credit and promissory notes or loan obligations that are issued in connection with, and as a means of credit support for, any part of a fixed or contingent payment obligation of underlying securities issued by third parties. The issuers of the underlying securities may or may not be affiliated with us. A holder of an underlying security will also hold uncertificated interests in the related support obligation, representing the credit enhancement of the holder's underlying security afforded by the related support obligation.

  Support obligations that are issued in the form of promissory notes or loan obligations, and the related interests, are to be issued under an indenture, dated as of June 3, 1994, as supplemented, between us and The Chase Manhattan Bank, as successor trustee. To the extent that the following disclosure summarizes certain provisions of the indenture, such summaries do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the indenture, a form of which is filed as an exhibit to the registration statement of which this prospectus is a part.

  The terms and conditions of any support obligations and related interests will be determined by the terms and conditions of the related underlying securities, and may vary from the general descriptions set forth below. A complete description of the terms and conditions of any support obligations and related interests issued pursuant to this prospectus will be set forth in the accompanying prospectus supplement.

  Any support obligations and related interests will be unsecured and will rank equally and ratably with all of our other unsecured and unsubordinated indebtedness. The terms of a particular support obligation may provide that a different support obligation may be substituted therefor, upon terms and conditions described in the applicable prospectus supplement, provided that such substitution is carried out in conformity with the Securities Act of 1933 and the rules and regulations thereunder. Unless otherwise specified in the accompanying prospectus supplement, each support obligation will be governed by the law of the State of New York. Neither the indenture (with respect to promissory notes and loan obligations) nor any other document or instrument (with respect to other forms of support obligations) will limit the amount of support obligations or interests that may be issued thereunder. Neither the indenture (with respect to promissory notes and loan obligations) nor any other document or instrument (with respect to other forms of support obligations) will contain any provisions that limit our ability to incur indebtedness or that afford holders of support obligations or interests protection in the event GE Company, as our ultimate stockholder, causes us to engage in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

Guarantees

  Any guarantees that we issue from time to time for the benefit of holders of specified underlying securities will include the following terms and conditions, plus any additional terms specified in the accompanying prospectus supplement.

  A guarantee will provide that we unconditionally guarantee the due and punctual payment of the principal, interest (if any), premium (if any) and all other amounts due under the applicable underlying securities when the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the applicable underlying securities. Any guarantee shall be unconditional irrespective of the validity or enforceability of the applicable underlying security, any change or amendment thereto or any other circumstances that may otherwise constitute a legal or equitable discharge or defense of a guarantor. However, we will not waive presentment or demand of payment or notice with respect to the applicable underlying security unless otherwise provided in the accompanying prospectus supplement.

  We shall be subrogated to all rights of the issuer of the applicable underlying securities in respect of any amounts paid by us pursuant to the provisions of a guarantee. The guarantee shall continue to be effective or reinstated, as the case may be, if at any time any payment made by the issuer of the applicable underlying security is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of GECC, the issuer of the applicable underlying security or otherwise.

Letters of Credit

  Any direct-pay letters of credit we issue from time to time relating to specified underlying securities shall include the following terms and conditions, plus any additional terms specified in the accompanying prospectus supplement.

  Any letter of credit will be our direct-pay obligation issued for the account of the holders of the applicable underlying securities or, in certain cases, an agent acting on behalf of the issuer of the applicable underlying securities or a trustee acting on behalf of the holders. The letter of credit will be issued in an amount that corresponds to principal and, if applicable, interest and other payments payable with respect to the applicable underlying securities. Drawings under the letter of credit will reduce the amount available under the letter of credit, but drawings of a recurring nature (such as interest) will automatically be reinstated following the date of such payment provided that the letter of credit has not otherwise expired.

  The letter of credit will expire at a date and time specified in the accompanying prospectus supplement, and will also expire upon the earlier occurrence of certain events, as described in the accompanying prospectus supplement.

Promissory Notes or Loan Obligations

  We may incur indebtedness from time to time to the issuer of underlying securities, such indebtedness to be evidenced by promissory notes, loan agreements or other evidences of indebtedness. The purpose of issuing any such promissory note, loan agreement or other indebtedness will be to enable us, directly or indirectly, to provide credit support to the applicable underlying securities by means of our repayment obligation as evidenced by the promissory note, loan agreement or other indebtedness. The promissory notes, loan agreements or other indebtedness will provide that only the issuer of the underlying securities to which such promissory notes, loan agreements or other indebtedness relate or the issuer's assignee will be entitled to enforce such promissory notes, loan agreements or other indebtedness against us. Holders of the relevant underlying securities will not have any third party beneficiary or other rights under, or be entitled to enforce, the relevant promissory notes, loan agreements or other indebtedness. The terms and provisions of any such note, loan agreement or other indebtedness, including principal amount, provisions or interest and premium, if applicable, maturity, prepayment provisions, if any, and identity of obligee, will be described in the applicable prospectus supplement.

Modification of the Indenture

  The following provisions will apply to any promissory notes or loan obligations issued pursuant to the indenture.

  In general, our rights and obligations and the rights of the holders under the indenture may be modified if the holders of not less than 2/3rds in aggregate principal amount of the outstanding support obligations of each series affected by the modification consent to it. However, Section 10.2 of the indenture provides that, unless each affected holder agrees, we cannot

  . change the character of any support obligation from being payable other than as provided in any related support obligation agreement

  .  reduce the principal amount of a support obligation

  . change the currency in which we have to make payment on a support obligation to a currency other than United States dollars

  . reduce the percentage of the aggregate principal amount of support obligations needed to make any amendment to the indenture

  However, if we and the Trustee agree, we can amend the indenture without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder.

Event of Default

  The following provisions will apply to any promissory notes or loan obligations issued pursuant to the indenture.

  Any event of default with respect to any series of support obligations issued pursuant to the indenture is defined in the indenture as being (a) a default in any payment of principal or premium, if any, or interest on any support obligation of such series in accordance with the terms of the related credit support agreement; or (b) any other event of default as defined in the related credit support agreement to the extent specifically identified pursuant to Section 2.2 of the indenture. (Section 6.1.) The indenture requires us to deliver to the Trustee annually a written statement as to the presence or absence of certain defaults under the terms thereof. (Section 4.4.) No event of default with respect to a particular series of support obligations under the indenture necessarily constitutes an event of default with respect to any other series of support obligations issued thereunder or other series of support obligations not entitled to the benefits of the indenture.

  The indenture provides that during the continuance of an event of default with respect to any series of support obligations issued pursuant to the indenture, either the Trustee or the holders of 25% in aggregate principal amount of the outstanding support obligations of such series and the interests of such series (voting together as a single class) may declare the principal of all such support obligations to be due and payable immediately, but under certain conditions such declaration may be annulled by the holders of a majority in principal amount of such support obligations then outstanding. The indenture provides that past defaults with respect to a particular series of support obligations issued under the indenture (except, unless theretofore cured, a default in payment of principal of, or interest on any of the support obligations of such series) may be waived on behalf of the holders of all support obligations of such series by the holders of a majority in principal amount of such support obligations then outstanding. (Sections 6.1 and 6.7.)

  Subject to the provisions of the indenture relating to the duties of the Trustee in case an event of default with respect to any series of support obligations issued pursuant to the indenture shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of support obligations of any series issued thereunder unless such holders shall have offered to the Trustee reasonable indemnity. (Section 6.4.) Subject to such indemnification provision, the indenture provides that the holders of a majority in principal amount of the support obligations of any series issued pursuant to the indenture and the interests of such series (voting together as a single class) thereunder at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the support obligations of such series, provided that the Trustee may decline to follow any such direction if it has not been offered reasonable indemnity therefor or if it determines that the proceedings so directed would be illegal or involve it in any personal liability. (Section 6.7.)

Concerning the Trustee

  The Chase Manhattan Bank, as successor to Mercantile-Safe Deposit and Trust Company, acts as Trustee under an Indenture with us dated as of June 3, 1994, as supplemented by a First Supplemental Indenture with us dated as of February 1, 1997 and a Second Supplemental Indenture with us dated as of July 2, 2001. The Chase Manhattan Bank also acts as Trustee under several other indentures with us, pursuant to which a number of series of senior, unsecured notes of ours are presently outstanding.

  We will describe in the prospectus supplement, any material business and other relationships (including additional trusteeships), other than the present and prospective trusteeships referred to in the foregoing paragraph, between, on the one hand, GECC, GE Company and other affiliates of GE Company and, on the other hand, each Trustee under any indenture.

                                LEGAL OPINIONS

  Unless otherwise specified in the prospectus supplement accompanying this prospectus, Nancy E. Barton, a director and Senior Vice President, General Counsel and Secretary of GECC or David P. Russell, Counsel--Treasury Operations and Assistant Secretary of GECC will provide an opinion for us regarding the validity of the securities and Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 will provide an opinion for the underwriters, agents or dealers. Ms. Barton and Mr. Russell, together with members of their families, own, have options to purchase and have other interests in shares of common stock of GE Company.

                                    EXPERTS

  The audited financial statements incorporated in this prospectus by reference to GECC's Annual Report on Form 10-K for the year ended December 31, 2000 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

  The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

   Filing fee for Registration Statement........................... $3,750,000
   Accounting fees and expenses....................................     53,000*
   NASD Rule 2720 filing and counsel fees..........................     40,000
   Trustees' and Warrant Agents' fees and expenses (including
    counsel fees)..................................................     15,000*
   Blue Sky filing and counsel fees................................      5,000*
   Printing and engraving fees.....................................    150,000*
   Rating Agency fees..............................................    550,000*
   Miscellaneous...................................................      1,500*
                                                                    ----------
       Total....................................................... $4,564,500*
                                                                    ==========

--------
* Estimated, and subject to future contingencies.

Item 15. Indemnification of Directors and Officers.

  Section 145 of the General Corporation Law of the State of Delaware provides that in certain circumstances a corporation may indemnify any person against the expenses, (including attorney's fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by them in connection with any action, suit or proceeding by reason of being or having been directors, officers, employees or agents of the corporation or serving or having served at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to criminal proceedings had no reasonable cause to believe such conduct was unlawful, except that if such action, suit or proceeding shall be in the right of the corporation and no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation, unless and to the extent that the Court of Chancery of the State of Delaware or any other court in which the suit was brought shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity. A corporation shall be required to indemnify against expenses (including attorney's fees), actually and reasonably incurred, any director or officer who successfully defends any such actions. The foregoing statements are subject to the detailed provisions of Section 145 of the General Corporation Law of the State of Delaware.

  The By-Laws of GECC provide that each person who at any time is or shall have been a director, officer, employee or agent of GECC, or is or shall have been serving at the request of GECC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and his heirs, executors and administrators, shall be indemnified by GECC for expenses (including attorney's fees) reasonably incurred by such persons in accordance with and to the full extent permitted by the General Corporation Law of the State of Delaware. The By-Laws of GECC also permit the indemnification of any other person not an officer or director of GECC that the General Corporation Law of the State of Delaware allows to be indemnified.

  GECC intends to enter into one or more underwriting agreements which will include provisions regarding the indemnification of GECC and its officers and directors by one or more underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  The directors of GECC are insured under officers and directors liability insurance policies purchased by GE Company. The directors, officers and employees of GECC are also insured against fiduciary liabilities under the Employee Retirement Income Security Act of 1974.

Item 16. Exhibits.

Exhibit
Number   Incorporated by Reference to Filings Indicated              Description
-------  ----------------------------------------------              -----------
 1(a)                                                   Form of Underwriting Agreement for
                                                        Debt Securities.
  (b)    --Exhibit 1(b) to GECC's Post-                 Amended and Restated U.S. Distribution
          Effective Amendment No. 1 to                  Agreement dated as of May 3, 1999
          Registration Statement on Form S-3            among GECC and the Dealers party
          (No. 333-76479).                              thereto.
  (c)                                                   Form of Underwriting Agreement
                                                        Preferred Stock.
  (d)    --Exhibit 1(d) to GECC's Registration          Form of Underwriting Agreement
          Statement on Form S-3 (No. 333-               Variable Cumulative Preferred Stock.
          59707).
 4(a)    --Exhibit 4(a) to GECC's Registration          Amended and Restated General Electric
          Statement on Form S-3 (No. 333-               Capital Corporation Standard Global
          59707).                                       Multiple Series Indenture Provisions
                                                        dated as of February 27, 1997.
  (b)    --Exhibit 4(b) to GECC's Registration          Amended and Restated General Electric
          Statement on Form S-3 (No. 333-               Capital Corporation Standard Multiple-
          59707).                                       Series Indenture Provisions dated as
                                                        of February 28, 1997.
  (c)    --Exhibit 4(c) to GECC's Registration          Third Amended and Restated Indenture
          Statement on Form S-3 (No. 333-               dated as of February 27, 1997 between
          59707).                                       GECC and The Chase Manhattan Bank, as
                                                        successor trustee.
  (d)    --Exhibit 4(dd) to GECC's Post-                First Supplemental Indenture dated as
          Effective Amendment No. 1 to                  of May 3, 1999, supplemental to Third
          Registration Statement on Form S-3            Amended and Restated Indenture dated
          (No. 333-76479).                              as of February 27, 1997.
  (e)    --Exhibit 4 (f) to GECC's Post-                Second Supplemental Indenture dated as
          Effective Amendment No.1 to                   of July 2, 2001, supplemental to Third
          Registration Statement on Form S-3            Amended and Restated Indenture dated
          (No. 333-40880).                              as of February 27, 1997.
  (f)    --Exhibit 4(d) to GECC's Registration          Third Amended and Restated Indenture
          Statement on Form S-3 (No. 333-               dated as of February 28, 1997 between
          59707).                                       the Company and The Chase Manhattan
                                                        Bank, as successor trustee.
  (g)    --Exhibit 4(g) to GECC's Post-                 First Supplemental Indenture dated as
          Effective                                     of July 2,
          Amendment No. 1 to Registration               2001, supplemental to Third Amended
          Statement on Form S-3 (No. 333-               and Restated Indenture dated as of
          40880).                                       February 28, 1997.
  (h)    --Exhibit 4 to GECC's Post-Effective           Indenture dated as of June 3, 1994
          Amendment No. 1 to Registration               between GECC and The Chase Manhattan
          Statement on Form S-3 (No. 33-51793).         Bank, as successor trustee.
  (i)    --Exhibit 4(b) to GECC's Registration          First Supplemental Indenture dated as
          Statement on Form S-3 (No. 33-22265).         of February 1, 1997, supplemental to
                                                        the Indenture dated as of June 3, 1994
                                                        between GECC and The Chase Manhattan
                                                        Bank, as successor trustee.
  (j)    --Exhibit 4(d) to GECC's Post-                 Second Supplemental Indenture dated as
          Effective Amendment No. 1 to                  of July 2, 2001, supplemental to the
          Registration Statement on Form S-3            Indenture dated as of June 3, 1994.
          (No. 333-22265).

Exhibit
Number   Incorporated by Reference to Filings Indicated              Description
-------  ----------------------------------------------              -----------
  (k)    --Exhibit 4(ee) to GECC's Post                 Second Amended and Restated Fiscal and
          Effective Amendment No. 1 to                  Paying Agency Agreement among GECC,
          Registration Statement on Form S-3            GE Capital Australia, GE Capital
          (No. 333-76479).                              Australia Funding Pty Ltd, GE Capital
                                                        Finance Australia, General Electric
                                                        Capital Canada, Inc., GE Capital
                                                        Canada Funding Company, GE Card
                                                        Services Canada Inc. (formerly known
                                                        as GE Capital Retailer Financial
                                                        Services Company) and The Chase
                                                        Manhattan Bank dated as of March
                                                        31,1999.
  (l)    --Exhibit 4(k) to GECC's Registration          Form of Warrant Agreement.
          Statement on Form S-3 (No. 333-
          18118).
  (m)    --Exhibit 4(f) to GECC's Post-                 Form of Global Medium-Term Note,
          Registration Statement on Form S-3            Series A, Fixed Rate Registered Note.
          (No. 333-76479).
  (n)    --Exhibit 4(g) to GECC's Post-                 Form of Global Medium-Term Note,
          Effective Amendment No. 1 to                  Series A, Floating Rate Registered
          Registration Statement on Form S-3            Note.
          (No. 333-76479).
  (o)    --Exhibit 4(w) to GECC's Registration          Form of Global Medium-Term Note,
          Statement on Form S-3 (No. 33-50909).         Series B/C, Fixed Rate Temporary
                                                        Global Bearer Note.
  (p)    --Exhibit 4(x) to GECC's Registration          Form of Global Medium-Term Note,
          Statement on Form S-3 (No. 33-50909).         Series B/C, Floating Rate Temporary
                                                        Global Bearer Note.
  (q)    --Exhibit 4(y) to GECC's Registration          Form of Global Medium-Term Note,
          Statement on Form S-3 (No. 33-50909).         Series B/C, Fixed Rate
                                                        Bearer/Registered Note.
  (r)    -- Exhibit 4(z) to GECC's Registration         Form of Global Medium-Term Note,
          Statement on Form S-3 (No. 33-50909).         Series B/C, Floating Rate
                                                        Bearer/Registered Note.
  (s)    --Exhibit 4(aa) to GECC's Registration         Form of Global Medium-Term Note,
          Statement on Form S-3 (No. 33-50909).         Series B/C, Fixed Rate Permanent
                                                        Global Bearer Note.
  (t)    --Exhibit 4(bb) to GECC's Registration         Form of Global Medium-Term Note,
          Statement on Form S-3 (No. 33-50909).         Series B/C, Floating Rate Bearer Note.
  (u)                                                   Form of Euro Temporary Global Fixed
                                                        Rate Bearer Note.
  (v)                                                   Form of Euro Permanent Global Fixed
                                                        Rate Bearer Note.
  (w)                                                   Form of Euro Definitive Global Fixed
                                                        Rate Bearer Note.
  (x)                                                   Form of Euro Temporary Global Floating
                                                        Rate Bearer Note.
  (y)                                                   Form of Euro Permanent Global Floating
                                                        Rate Bearer Note.
  (z)                                                   Form of Euro Definitive Floating Rate
                                                        Bearer Note.

Exhibit
Number   Incorporated by Reference to Filings Indicated              Description
-------  ----------------------------------------------              -----------
 (aa)    --Exhibit 3(i) to GECC's Annual Report         Restated Organization Certificate
          on Form 10-K for the fiscal year              filed by the Superintendent of Banks
          ended December 31, 1993 (File No.1-           of the State of New York on November
          6461).                                        28, 1988, as last amended on December
                                                        6, 1990.
 (bb)    --Exhibit 4(b) to GECC's Registration          Certificate of Amendment authorizing
          Statement on Form S-3 (No. 33-58771).         3,500 additional shares of Variable
                                                        Cumulative Preferred Stock filed by
                                                        the Superintendent of Banks of the
                                                        State of New York on April 21, 1995.
 (cc)    --Exhibit 4(c) to GECC's Registration          Certificate of Amendment specifying
          Statement on Form S-3 (No. 33-61257).         certain terms of the Series O, P and Q
                                                        Variable Cumulative Preferred Stock
                                                        filed by the Acting Deputy
                                                        Superintendent of Banks of the State
                                                        of New York as of May 11, 1995.
 (dd)    --Exhibit 4(d) to GECC's Registration          Certificate of Amendment specifying
          Statement on Form S-3 (No. 33-61257).         certain terms of the Series R, S, T,
                                                        U, V and W Variable Cumulative
                                                        Preferred Stock filed by the Acting
                                                        Deputy Superintendent of Banks of the
                                                        State of New York as of June 28, 1995.
 (ee)    --Exhibit 4(e) to GECC's Registration          Certificate of Amendment authorizing
          Statement on Form S-3 (No. 33-61257).         4,000 additional shares of Variable
                                                        Cumulative Preferred Stock filed by
                                                        the Acting Deputy Superintendent of
                                                        Banks of the State of New York as of
                                                        July 17, 1995.
 (ff)    --Exhibit 4(f) to GECC's Registration          Certificate of Amendment specifying
          Statement on Form S-3 (No. 333-               certain terms of the Series X, X-1, Y,
          13195).                                       Y-1 and Z Variable Cumulative
                                                        Preferred Stock filed by the Acting
                                                        Deputy Superintendent of Banks of the
                                                        State of New York as of November 1,
                                                        1995.
 (gg)    --Exhibit 4(f) to GECC's Registration          Certificate of Amendment authorizing
          Statement on Form S-3 (No. 333-               5,000 additional shares of Variable
          13195).                                       Cumulative Preferred Stock and
                                                        effecting certain other amendments to
                                                        the Organization Certificate filed by
                                                        the Deputy Superintendent of Banks of
                                                        the State of New York as of September
                                                        26, 1996.
 (hh)    --Exhibit 4(c) to GECC's Registration          Form of Certificate of Amendment
          Statement on Form S-3 (No. 333-               specifying certain terms of each
          58771).                                       Series of Variable Cumulative
                                                        Preferred Stock.
 (ii)    --Exhibit 4(f) to GECC's Registration          Certificate of Amendment specifying
          Statement on Form S-3 (No. 333-               certain terms of Series AA, BB, CC and
          13195).                                       DD Variable Cumulative Preferred Stock
                                                        filed by the Deputy Superintendent of
                                                        Banks of the State of New York as of
                                                        December 9, 1997.
 (jj)    --Exhibit 4(f) to GECC's Registration          Certificate of Amendment specifying
          Statement on Form S-3 (No. 333-               certain terms of Series EE, FF, GG,
          13195).                                       and HH Variable Cumulative Preferred
                                                        Stock filed by the Deputy
                                                        Superintendent of Banks of the State
                                                        of New York as of December 19, 1997.

Exhibit
Number   Incorporated by Reference to Filings Indicated              Description
-------  ----------------------------------------------              -----------
 (kk)    --Exhibit 4(f) to GECC's Registration          Certificate of Amendment reducing the
          Statement on Form S-3 (No. 333-               authorized number of shares of Series
          13195).                                       EE, FF, GG and HH Variable Cumulative
                                                        Preferred Stock filed by the Deputy
                                                        Superintendent of Banks of the State
                                                        of New York as of February 17, 1998.
 (ll)    --Exhibit 4(k) to GECC's Registration          Certificate of Amendment authorizing
          Statement on Form S-3 (No. 333-               5,000 additional shares of Variable
          59707).                                       Cumulative Preferred Stock and 750,000
                                                        shares of Preferred Stock, par value
                                                        $.01 per share to the Organization
                                                        Certificate to be filed by the Deputy
                                                        Superintendent of Banks of New York.
(mm)     --Exhibit 4(z) to GECC's Registration          Form of Certificate of Amendment
          Statement on Form S-3 (No. 333-               specifying certain terms of each
          59707).                                       Series of Preferred Stock, par value
                                                        $.01 per share.
 (nn)    --Exhibit 4(l) to GECC's Post-                 Certificate of Amendment specifying
          Effective Amendment No. 2 to                  certain terms of the Series II
          Registration Statement on Form S-3            Variable Cumulative Preferred Stock
          (No. 333-59707).                              filed by the Deputy Superintendent of
                                                        Banks of the State of New York as of
                                                        June 24, 1998.
 (oo)    --Exhibit 4(l) to GECC's Post                  Certificate of Amendment specifying
          Effective Amendment No. 2 to                  certain terms of the Series JJ, KK,
          Registration Statement on Form S-3            and LL Variable Cumulative Preferred
          (No. 333-59707).                              Stock filed by the Deputy
                                                        Superintendent of Banks of the State
                                                        of New York as of February 16, 1999.
 (pp)    --Exhibit 4(kk) to GECC's Registration         Certificate of Amendment authorizing
          Statement on Form S-3 (No. 333-               5,000 additional shares of Variable
          87367).                                       Cumulative preferred Stock dated as of
                                                        April 15, 1999.
5                                                       Opinion and consent of David P.
                                                        Russell, Counsel-Treasury Operations
                                                        and Assistant Secretary of GECC.
12       --Exhibit 12 to GECC's Quarterly               Computation of ratio of earnings to
          Report on Form 10-Q for the quarter           fixed charges and preferred stock
          ended June 30, 2001 (File No. 1-              dividends.
          6461).
23(a)                                                   Consent of KPMG LLP (contained in Part
                                                        II of this Registration Statement).
23(b)                                                   Consent of David P. Russell is
                                                        included in his opinion referred to in
                                                        Exhibit 5 above.
23(c)                                                   Consent of James Kalashian, Senior Tax
                                                        Counsel of GECC.
24                                                      Power of Attorney.
25                                                      T-1 Statement of Eligibility and
                                                        Qualification under the Trust
                                                        Indenture Act of 1939 of The Chase
                                                        Manhattan Bank, in respect of the
                                                        Amended and Restated Indenture
                                                        previously filed as Exhibit 4(c) and
                                                        (d) and the Amended and Restated
                                                        Indenture previously filed as Exhibit
                                                        4(e).

Exhibit
Number   Incorporated by Reference to Filings Indicated              Description
-------  ----------------------------------------------              -----------
99(a)    --Exhibit 28(a) to GECC's Registration         Trust Company Agreement.
          Statement on Form S-3 (No. 33-24667).
99(b)    --Exhibit 28(b) to GECC's Registration         Amendment to Trust Company Agreement.
          Statement on Form S-3 (No. 33-37156).
99(c)    --Exhibit 28(c) to GECC's Registration         Amendment No. 2 to Trust Company
          Statement on Form S-3 (No. 33-37156).         Agreement.
99(d)    --Exhibit 99(d) to GECC's Registration         Form of Amendment No. 3 to Trust
          Statement on Form S-3 (No. 33-58771).         Company Agreement.
99(e)    --Exhibit 28(d) to GECC's Registration         Form of Broker-Dealer Agreement.
          Statement on Form S-3 (No. 33-37156).
99(f)    --Exhibit 28(e) to GECC's Registration         Form of Letter to the Depository Trust
          Statement on Form S-3 (No. 33-37156).         Company.
99(g)    --Exhibit 99(g) to GECC's Post                 Letter of Vice Chairman of General
          Effective Amendment No. 1 to GECC's           Electric Company to General Electric
          Registration Statement Form S-3 (No.          Capital Corporation, dated February 4,
          333-59707).                                   1999 with respect to replacing
                                                        redeemed variable cumulative preferred
                                                        stock with another form of equity in
                                                        certain circumstances.

Item 17. Undertakings.

  The undersigned registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant, General Electric Capital Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 2nd day of August, 2001.

                                          General Electric Capital Corporation

                                                   /s/ Jeffrey S. Werner
                                          By __________________________________
                                              Jeffrey S. Werner (Senior Vice
                                             President--Corporate Treasury and
                                                 Global Funding Operation)

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                        Title                 Date

          * Denis J. Nayden            Chairman, Chief
-------------------------------------   Executive Officer
          (Denis J. Nayden)             and Director

          * James A. Parke             Vice Chairman, Chief
-------------------------------------   Financial Officer
          (James A. Parke)              and Director
                                        (Principal
                                        Financial Officer)
                                                                August 2, 2001

        /s/ Jeffrey S. Werner          Senior Vice
-------------------------------------   President--
         (Jeffrey S. Werner)            Corporate Treasury
                                        and Global Funding
                                        Operation

          * Nancy E. Barton            Director
-------------------------------------
          (Nancy E. Barton)

                                       Director
-------------------------------------
        (Ferdinando Beccalli)

         * Francis S. Blake            Director
-------------------------------------
         (Francis S. Blake)

           * James R. Bunt             Director
-------------------------------------
           (James R. Bunt)

         * David L. Calhoun            Director
-------------------------------------
         (David L. Calhoun)

        * Dennis D. Dammerman          Director
-------------------------------------
        (Dennis D. Dammerman)

         * Scott C. Donnelly           Director
-------------------------------------
         (Scott C. Donnelly)

        * Michael D. Fraizer           Director
-------------------------------------
        (Michael D. Fraizer)

              Signature                         Title                Date

                                        Director
-------------------------------------
     (Benjamin W. Heineman, Jr.)

         * Jeffrey R. Immelt            Director
-------------------------------------
         (Jeffrey R. Immelt)

           * John H. Myers              Director
-------------------------------------
           (John H. Myers)

          * Michael A. Neal             Director
-------------------------------------
          (Michael A. Neal)

        * Ronald R. Pressman            Director
-------------------------------------
        (Ronald R. Pressman)

          * Gary M. Reiner              Director
-------------------------------------
          (Gary M. Reiner)

                                        Director
-------------------------------------                           August 2, 2001
          (John M. Samuels)

          * Keith S. Sherin             Director
-------------------------------------
          (Keith S. Sherin)

         * Edward D. Stewart            Director
-------------------------------------
         (Edward D. Stewart)

        * John F. Welch, Jr.            Director
-------------------------------------
        (John F. Welch, Jr.)

                                        Director
-------------------------------------
         (Robert C. Wright)

           * Joan C. Amble              Vice President and
-------------------------------------    Controller
           (Joan C. Amble)               (Principal
                                         Accounting Officer)

         /s/ Jeffrey S. Werner          Attorney-in-fact
*By _________________________________
          (Jeffrey S. Werner)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
General Electric Capital Corporation:

  We consent to incorporation by reference in the Registration Statement on Form S-3 of General Electric Capital Corporation of our report dated February 2, 2001 relating to the statement of financial position of General Electric Capital Corporation and consolidated affiliates as of December 31, 2000 and 1999, and the related statements of earnings, changes in share owners' equity and cash flows for each of the years in the three-year period ended December 31, 2000, and the related schedule, which report appears in the December 31, 2000 annual report on Form 10-K of General Electric Capital Corporation.

  We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.

                                          KPMG LLP

Stamford, Connecticut
August 2, 2001